EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-65291 and 33-52437 on Form S-8 of our report dated June 23, 2006 (June 27, 2007 as to the effects of the adoption of FASB Staff Position AAG INV-1 and SOP 94-4-1 described in Note 2), appearing in this Annual Report on Form 11-K of the Rayonier Investment and Savings Plan for Salaried Employees for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants

Jacksonville, Florida

June 27, 2007